Exhibit 32.2

Certification

I, Alan Pritzker, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment Number 1 to the Quarterly Report on Form 10-Q of NuGen Holdings, Inc. (the “Company”) for the quarter ended March 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 25, 2010

/s/ Alan Pritzker
Name: Alan Pritzker
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)